Exhibit (h)(2)

               SECTION 312 FOREIGN FINANCIAL INSTITUTION AMENDMENT


         This SECTION 312 "FOREIGN FINANCIAL INSTITUTION' SPECIAL DUE DILIGENCE ANTI-MONEY LAUNDERING AMENDMENT (this "AMENDMENT") amends as of July 5, 2006 (the "EFFECTIVE DATE"), the Transfer Agent Service Agreement, dated as of June 10, 2006, between THE ALLEGIANT ADVANTAGE FUNDS, a Massachusetts business trust, and ALLEGIANT FUNDS (the "COMPANY" or the "FUND") and PFPC Inc. ("PFPC") (the "AGREEMENT").

         For valuable consideration the receipt and sufficiency of which the parties hereto hereby acknowledge, the Company and PFPC hereby agree that, as of the Effective Date, the Agreement shall (without any further action by either of the parities hereto) be amended as follows:

1. SECTION 312 "FOREIGN FINANCIAL INSTITUTION" SPECIAL DUE DILIGENCE. As of the Effective Date, the Agreement is amended by adding the following new provision:

         SECTION 312 FOREIGN FINANCIAL INSTITUTION SPECIAL DUE DILIGENCE. (a) To help the Fund comply with its requirements to establish and implement a due diligence program for "foreign financial institution" accounts (which the Fund is required to have under regulations issued under Section 312 of the USA PATRIOT Act), PFPC will do the following ("Due Diligence Services":

               (i) Implement and operate a due diligence program that includes appropriate, specific, risk-based policies, procedures and controls that are reasonably designed to enable the Fund to detect and report, on an ongoing basis, any known or suspected money laundering activity conducted through or involving any correspondent account established, maintained, administered or managed by the Fund for a "foreign financial institution" (as defined in 31 CFR 103.175(h))("Foreign Financial Institution");

               (ii) Conduct due diligence to identify and detect any Foreign Financial Institution accounts in connection with new accounts and account maintenance except PFPC will not conduct Due Diligence Services on NSCC accounts or broker-dealer controlled accounts;

               (iii) Assess the money laundering risk presented by such Foreign Financial Institution account, based on a consideration of all appropriate relevant factors, (as generally outlined in 31 CFR 103.176), and assign a risk category to each Foreign Financial Institution account;

               (iv) Apply risk-based procedures and controls to each such Foreign Financial Institution account reasonably designed to detect and report known or suspected money laundering activity, including a periodic review of the Foreign Financial Institution account activity sufficient to determine consistency with information obtained about the type, purpose and anticipated activity of the account;

               (v) Include procedures to be followed in circumstances in which the appropriate due diligence cannot be performed with respect to a Foreign Financial Institution account;

               (vi) Adopt and operate enhanced due diligence policies, where necessary, as may be required by future regulations pending for Foreign Financial Institution accounts;
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               (vii) Record due diligence program and maintain due diligence records relating to Foreign Financial Institution accounts;

               (viii) Report to the Fund about measures taken under (i)-(vii) above; and

               (ix) Set forth on a separate fee schedule compensation amounts due for these Foreign Financial Institution services.

         (b) Notwithstanding anything to the contrary, and without expanding the scope of the express language above, PFPC need not complete a due diligence beyond the requirements of the relevant regulations and PFPC need not perform any task that need not be performed for the Fund to be in compliance with relevant regulation.

         (c) Without limiting or expanding the foregoing, the parties agree the provisions herein do not apply to Section 326 of the USA PATRIOT Act (or other sections other than Section 312) or regulations promulgated thereunder. This amendment specifically excludes private bank account provisions of Section 312 of the USA PATRIOT Act.

2. GENERAL. This Amendment contains the entire understanding between the parties with respect to the services contemplated hereby. Except as expressly set forth herein, the Agreement shall remain unaffected hereby.
         IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed by their duly authorized officers, as of the day and year first above written.


THE ALLEGIANT ADVANTAGE FUNDS and ALLEGIANT FUNDS



By:      /s/  Kathleen T. Barr
    ----------------------------------------
Name:   Kathleen T. Barr
Title:  Chief Compliance Officer


PFPC INC.



By:      /s/  Lynne M. Cannon
    ----------------------------------------
Name:    Lynne M. Cannon
Title:   Vice President and Director
         Transfer Agent Division